1Q25 EARNINGS PRESENTATION May 6, 2025

1Q25 EARNINGS PRESENTATION

DISCLAIMER

Forward Looking Statements

This presentation contains forward-looking statements that are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing and investment plans, competitive position, industry and regulatory environment, including potential regulatory reform related to energy credits, uncertainty relating the implementation of tariffs and changes in trade policy, ability to provide 100% domestic content trackers, expectations regarding the macroeconomic environment and geopolitical developments, including the effects of tariffs, potential growth opportunities and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "seek," "should," "will," "would," "designed to" or similar expressions and the negatives of those terms.

Array's actual results and the timing of events could materially differ from those anticipated in such forward-looking statements as a result of certain risks, uncertainties and other factors, including without limitation: changes in the cost and availability of raw materials as a result of tariffs and other geopolitical uncertainty, changes in growth or rate of growth in demand for solar energy projects; competitive pressures within our industry; factors affecting viability and demand for solar energy, including but not limited to, the retail price of electricity, availability of in-demand components like high voltage breakers, various policies related to the permitting and interconnection costs of solar plants, and the availability of incentives for solar energy and solar energy production systems, which makes it difficult to predict our future prospects; competition from conventional and renewable energy sources; a loss of one or more of our significant customers, their inability to perform under their contracts, or their default in payment; a drop in the price of electricity derived from the utility grid or from alternative energy sources; fluctuations in our results of operations across fiscal periods, which could make our future performance difficult to predict and could cause our results of operations for a particular period to fall below expectations; any increase in interest rates, or a reduction in the availability of tax equity or project debt capital in the global financial markets, which could make it difficult for customers to finance the cost of a solar energy system; existing electric utility industry policies and regulations, and any subsequent changes or new related policies and regulations, may present technical, regulatory and economic barriers to the purchase and use of solar energy systems, which may significantly reduce demand for our products or harm our ability to compete; the interruption of the flow of materials from international vendors, which could disrupt our supply chain, including as a result of the imposition of new and/or additional duties, tariffs and other charges or restrictions on imports and exports; changes in the global trade environment, including the imposition of import tariffs or other import restrictions; geopolitical, macroeconomic and other market conditions unrelated to our operating performance including but not limited interest rates; our ability to convert our orders in backlog into revenue; the reduction, elimination or expiration, or our failure to optimize the benefits of government incentives for, or regulations mandating the use of, renewable energy and solar energy, particularly in relation to our competitors; failure to, or incurrence of significant costs in order to, obtain, maintain, protect, defend or enforce, our intellectual property and other proprietary right; delays in construction projects and any failure to manage our inventory; significant changes in the cost of raw materials; disruptions to transportation and logistics, including increases in shipping costs; defects or performance problems in our products, which could result in loss of customers, reputational damage and decreased revenue; delays, disruptions or quality control problems in our product development operations; our ability to retain our key personnel or failure to attract additional qualified personnel; additional business, financial, regulatory and competitive risks due to our continued planned expansion into new markets; cybersecurity or other data incidents, including unauthorized disclosure of personal or sensitive data or theft of confidential information; a failure to maintain an effective system of integrated internal controls over financial reporting; our substantial indebtedness, risks related to actual or threatened public health epidemics, pandemics, outbreaks or crises; changes to laws and regulations, including changes to tax laws and regulations, that are applied adversely to us or our customers, including our ability to optimize those changes brought about by the passage of the Inflation Reduction Act ("IRA") or any repeal thereof; and the other risks and uncertainties described in more detail in the Company's most recent Annual Report on Form 10-K and other documents on file with the SEC, each of which can be found on our website, www.arraytechinc.com.

Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent our management's beliefs and assumptions only as of the date of this report. You should read this presentation with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP Financial Information

This presentation includes certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles ("GAAP"), including Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA, Adjusted net income, Adjusted net income per share, Adjusted general and administrative expense and Free cash flow.

We define Adjusted gross profit as gross profit plus (i) amortization of developed technology and (ii) other costs if applicable. We define Adjusted gross margin as Adjusted gross profit as a percentage of revenue. We define Adjusted EBITDA as net income (loss) to common shareholders plus (i) other expense, net, (ii) foreign currency (gain) loss, net, (iii) preferred dividends and accretion, (iv) interest expense, (v) income tax expense (benefit), (vi) depreciation expense, (vii) amortization of intangibles, (viii) amortization of developed technology, (ix) equity-based compensation, (x) change in fair value of contingent consideration, (xi) certain legal expenses, and (xii) other costs. We define Adjusted net income as net income (loss) to common shareholders plus (i) amortization of intangibles, (ii) amortization of developed technology, (iii) amortization of debt discount and issuance costs (iv) Series A preferred stock accretion, (v) equity-based compensation, (vi) change in fair value of contingent consideration, (vii) certain legal expenses, (viii) other costs, and (ix) income tax (benefit) expense adjustments. We define Adjusted general and administrative expense as general and administrative expense less (i) equity based compensation, (ii) certain legal expenses, and (iii) other costs. We define Free cash flow as Cash provided by (used in) operating activities less purchase of property, plant and equipment.

A detailed reconciliation between GAAP results and results excluding special items ("non-GAAP") is included within this presentation. We calculate net income (loss) per share as net income (loss) to common shareholders divided by the basic and diluted weighted average number of shares outstanding for the applicable period and we define Adjusted net income per share as Adjusted net income (as detailed above) divided by the basic and diluted weighted average number of shares outstanding for the applicable period.

We believe that these non-GAAP financial measures are provided to enhance the reader's understanding of our past financial performance and our prospects for the future. Our management team uses these non-GAAP financial measures in assessing the Company's performance, as well as in planning and forecasting future periods. The non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies.

Among other limitations, Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA and Adjusted net income do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments; do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; do not reflect income tax expense or benefit; and other companies in our industry may calculate Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA and Adjusted net income differently than we do, which limits their usefulness as comparative measures. Because of these limitations, Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA and Adjusted net income should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP.

We compensate for these limitations by relying primarily on our GAAP results and using Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA and Adjusted net income on a supplemental basis.

You should review the reconciliation of gross profit to Adjusted gross profit and net income (loss) to Adjusted EBITDA and Adjusted net income below and not rely on any single financial measure to evaluate our business.

Market and Industry Data

This presentation also contains information regarding our market and our industry that is derived from third-party research and publications. That information may rely upon a number of assumptions and limitations, and we have not independently verified its accuracy or completeness.

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3 1 Q 2 5 E A R N IN G S P R E S E N T A T IO N BUSINESS UPDATE Kevin G. Hostetler, Chief Executive Officer Neil Manning, President & Chief Operating Officer 1 Q 2 5 E A R N IN G S P R E S E N T A T IO N

1Q25 EARNINGS PRESENTATION

GENERATING ENERGY WITH INTEGRITY FOR A SUSTAINABLE WORLD

Putting passion into action

Respecting what's right

Problem-solving through technology and teamwork

ARRAY TECHNOLOGIES

Leading the way to a brighter, smarter future

- **A global leader** advancing the future of clean energy
- Headquartered in **Albuquerque, New Mexico**
- **1,000+** employees globally
- **30+ years of excellence**
- **335 total patents**, 160 additional pending
- **An industry leader** in reliability, durability and quality
- ARRAY solar trackers are engineered for **peak performance and long life**
- One of **America's Most Responsible Companies**[1]

Demonstrated Track Record of Delivering Power Across the Globe for 30+ Years


87 GW
delivered globally

(1) Newsweek America's Most Responsible Companies 2024

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5 1 Q 2 5 E A R N IN G S P R E S E N T A T IO N FINANCIAL HIGHLIGHTS 2025 First Quarter $302.4M $80.1M Revenue 26.5% Adjusted Gross Profit(1) Adjusted Gross Margin (1) Up 97% from 1Q24, Up 10% from 4Q24 Outperformed expectations despite impacts of project mix 143% $348M YOY Volume Growth Cash Balance 2nd largest volume shipped quarter since 2Q23 Increased 21% from 1Q24 $510M of available liquidity including RCF(2) $2.0B Orderbook Expected compression due to lower margin project mix Maintained at close of 1Q25 18% increase in Contracted from 4Q24 (1) See Appendix for reconciliation of non-GAAP measures to the closest GAAP measure (2) Available liquidity as of March 31, 2025

ORDERBOOK DETAILS

Orderbook resiliency despite near-term policy driven headwinds

$2.0B	18%	9%
Orderbook maintained at close of 1Q25	Increase in contracting over 4Q24, primarily in the U.S. and Europe	Growth in domestic orderbook in 1Q25 compared with 4Q24
Remaining Performance Obligations increased to $631M at close of 1Q25	Customer-centric approach gains traction	Win rates continue to be above current market share in North America

International Momentum

- Increasing pipeline from expansion into international markets
- Record shipment volume for our European operation

1Q25 EARNINGS PRESENTATION

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1Q25 EARNINGS PRESENTATION

CURRENT MARKET DYNAMICS

Utility-scale solar is the most cost effective and fastest growing energy source

84%	5X	50%
2024 new U.S. Electric generation Solar and Solar + Battery[(1)]	Peak demand growth rates[(2)]	Additional electricity production required by 2035[(2)]
Driven by U.S. manufacturing reshoring, industry and transportation electrification, and datacenter growth	Exceeding 5x that of the past decade	Utility-scale solar trackers have a lower Levelized Cost of Energy (LCOE) than new natural gas-fired generation
Challenges: Uncertainty related to tariffs, potential IRA reform, change of Safe Harbor qualification	Interconnection, permitting, and long lead-time equipment constraints remain longer term challenges for project timing	High-interest rate environment in the U.S., EMEA, and Brazil

(1) SEIA/Wood Mackenzie Power & Renewables U.S. Solar Market Insight Q4 2024; EIA
(2) Brattle Economic Analysis of Clean Energy Tax Credits - Prepared for Conservamerica Feb 2025

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CURRENT MARKET DYNAMICS

Despite near-term uncertainty, Utility-scale solar is the most cost effective and fastest growing energy source

Near-term *Uncertainty*

- Impact of Tariffs on Demand
  - Direct – rising commodities and tariffs mean higher input costs for trackers
  - Indirect – higher costs for modules and other BOS components
- Potential Changes to IRA Tax Credits (ITC/PTC, 45X)
  - Likely entering a period of greater noise before final resolution on changes to the IRA

Potential Impacts

- Some projects/orders may be delayed until policy landscape becomes clearer

\+ Equipment is only 50% of the costs of a utility scale solar project – a 15% increase in equipment costs results in less than an 8% increase in overall cost of a project

\+ Early sunsetting of tax credits could accelerate sales as customers seek to safe harbor projects by buying trackers

Long-term *Confidence*

- The U.S. needs more generation capacity
  - Power demand projected to grow 17% from 2024-2034 compared with only 5% during the prior 10-year period
  - Average of 70GW of new generation will be constructed annually from 2025-2034 – nearly 2X the prior 10-year period
  - 60% of new generation added from 2025-2029 will be solar or hybrids
- Solar is "most-deployable" form of new generation
  - Gas and nuclear take 3 years and 9 years to build, respectively, compared to 1 year or less for solar
  - Solar has a well-developed U.S. supply chain with high equipment availability

Potential Impacts

\+ Strong demand for solar *regardless* of regulatory outcome

\+ Developers will have the leverage to increase PPA prices to accommodate higher equipment costs if tariffs and/or commodity price increases become permanent

Sources: Wood Mackenzie, EIA, Bloomberg

1Q25 EARNINGS PRESENTATION

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HOW ARE WE RESPONDING TO NEAR-TERM UNCERTAINTY?

	Actions	Results
Comprehensive Backlog and Pipeline Review	▶ Reviewed tariff provisions on contracts ▶ Reconfirmed delivery dates with customers ▶ Identified module supply of backlog and pipeline projects	▶ Over 75% of contracted projects gives Array right to pass through 100% of tariffs to the customer ▶ 82% of contracted projects have already mobilized the EPC ▶ 75% of remaining 2025 deliveries have panels "in-country" or are utilizing domestic modules
Continued Strengthening of our Supply Chain	▶ Continued Investments in technology and talent ▶ Proactive purchases of commodity and tariff impacted components ▶ Partnered early with key suppliers to enable 100% Domestic Tracker capability [1]	▶ Real-time impact assessment on tariff and commodity changes ▶ Cost mitigation and secured lead-times for customers ▶ 100% Domestic Tracker now available for quote and deliveries in 2025 [(1)]
Bolstered Balance Sheet	▶ Extended revolver maturity from October 2025 to October 2028 ▶ Continuing to PIK distributions on preferred stock rather than pay cash (~$34 million cash savings annually)	▶ Amended and Extended Revolver as of May 1, 2025 ▶ $476 million of available liquidity (cash + revolver capacity, net of outstanding LCs) ▶ Cash interest payments of ~$24 million in 2025 (at current rates)
Evaluating Potential Opportunities	▶ Monitoring competitors and peers for opportunities created by market uncertainty	▶ Evaluating potential for market share gains or strategic actions

Note: All statistics are based on 3/31/25 backlog and are dollar weighted. Numbers reflect Array's U.S. ATI business.

(1) Under Table 1 of the IRA Bill

1Q25 EARNINGS PRESENTATION

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1Q25 EARNINGS PRESENTATION

ARRAY'S GLOBAL SUPPLY CHAIN: REGIONALLY TAILORED & RESILIENT

Optimized to drive lowest cost for customers

- ARRAY's regionally tailored Supply Chain is ideally suited to mitigate numerous potential impacts
- Our longstanding U.S. centric supply chain minimizes effects of geopolitical issues including tariffs
- The ARRAY Center of Excellence strategy maximizes scale to drive cost and lead time optimization for international locations

Now quoting 100% Domestic Content Trackers under Table 1 of the IRA

- Orders received can be delivered in 2025


50+ Domestic U.S. Supply Partners
75+ International Supply Partners

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1Q25 EARNINGS PRESENTATION

PRODUCT & INNOVATION UPDATES

Continued momentum on recently launched products, field validation of solutions, and new opportunities

SkyLink

Launched in Q3 2024



- Our first commercial installation underway in Arizona
- Projects building in pipeline

SmarTrack & Hail Alert Response



- Nearly 3.5x growth in SmarTrack installations since 2023
  - Installations recently surpassed 5 GW

Image source: VDE Americas

Repowering



- Significant market opportunity on the horizon
- ARRAY trackers particularly well suited to meet market requirements

2000 V



- ARRAY DuraTrack and OmniTrack fully evaluated for operation at 2000VDC in April 2025
- Increases power density, lowers BOS costs, and drives higher efficiency

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12 1 Q 2 5 E A R N IN G S P R E S E N T A T IO N FINANCIAL UPDATE H. Keith Jennings, Chief Financial Officer 1 Q 2 5 E A R N IN G S P R E S E N T A T IO N 12

13 1 Q 2 5 E A R N IN G S P R E S E N T A T IO N 1Q25 FINANCIAL HIGHLIGHTS Strong quarter driven by 143% volume growth and delivering on pushouts from 2024 NOTABLE PERFORMANCE ► Revenue growth of 97% over 1Q24, and 10% sequentially ► Adj. Gross Margin (1) compression as guided in the quarter ► Adj. EBITDA(1) increased 55% over 1Q24 ► Adj. EPS (1) increased 119% over 1Q24 $302.4 $275.2 $153.4 1Q25 4Q24 1Q24 $80.1 $82.0 $58.7 26.5% 29.8% 38.3% 1Q25 4Q24 1Q24 $40.6 $45.2 $26.2 13.4% 16.4% 17.1% 1Q25 4Q24 1Q24 $0.13 $0.16 $0.06$0.02 ($0.93) ($0.07) 1Q25 4Q24 1Q24 Adjusted EPS Diluted EPS REVENUE ADJUSTED EBITDA & MARGIN (1) ADJ. GROSS PROFIT & ADJ GROSS MARGIN(1) ADJUSTED EARNINGS PER SHARE(1) (1) See Appendix for reconciliation of non-GAAP measures to the closest GAAP measure $ m ill io ns $ m ill io ns $ m ill io ns

14 1 Q 2 5 E A R N IN G S P R E S E N T A T IO N FINANCIAL PERFORMANCE ► Q1 Revenue of $302.4M, increased 97% over 1Q24, largely due to market share recovery from our customer initiatives and $60M of pushouts from 2024 ► Q1 Adjusted Gross Margin(1) of 26.5%, declined by 330 bps, primarily due to a legacy fixed price volume commitment agreement and significant regional mix shift ► Free cash flow use reflected working capital investment 1Q25 FINANCIAL RESULTS Strong results exceeded expectations in revenue, gross margin and adjusted EPS ($ in millions, except EPS Data) 1Q25 4Q24 1Q24 Revenue $302.4 $275.2 $153.4 Gross margin 25.3% 28.5% 35.9% Net income (loss) to Common Shareholders $2.3 ($141.2) ($11.3) Diluted EPS $0.02 ($0.93) ($0.07) Adjusted gross margin(1) 26.5% 29.8% 38.3% Adjusted EBITDA(1) $40.6 $45.2 $26.2 Adjusted EBITDA(1) margin 13.4% 16.4% 17.1% Adjusted net income(1) $19.7 $25.1 $9.0 Adjusted EPS(1) $0.13 $0.16 $0.06 Free Cash Flow(1) ($15.4) $44.6 $45.1 (1) See Appendix for reconciliation of non-GAAP measures to the closest GAAP measure

1Q25 EARNINGS PRESENTATION

LEVERAGE and LIQUIDITY

Current Leverage

Corporate Ratings: B1 (Stable) / B+ (Stable)

	As of March 31, 2025[2]	
($millions)	Amount	x EBITDA
Cash & Cash Equivalents	$348.3	
Revolving Credit Facility ($200)[1,2]	$0.0	
Senior Secured Term Loan B	$232.8	
Secured Debt[3]	$232.8	1.2x
Net First Lien Leverage	$(115.5)	(0.6x)
Convertible Notes due 2028[3]	$425.0	
Other Debt	$35.3	
Total Debt	$693.1	3.7x
Net Debt	$344.8	1.8x

Net Available Liquidity

	As of	
($millions)	March 31, 2025	Proforma
Cash & Cash Equivalents	$348.3	$348.3
Revolving Credit Facility[2]	$200.0	$166.0
Less LC Hold[1]	$(38.7)	$(38.7)
Available Liquidity	$509.6	$475.6

Debt Maturity Profile as of March 31, 2025[2]


RCF
RCF
$30.8
$9.7
$227.6
$425.0
2025
2026
2027
2028
$ millions

(1) LC Hold does not represent a balance sheet commitment and; therefore, is not considered part of net debt; however, LC holds in excess of $50 million will be reflected in covenant test. LC hold balances as of March 31, 2025
(2) RCF amended May 1st, 2025 and matures Oct 2028 or July 2027 if Term Loan is not refinanced by July 2027. Available credit under revised facility of $166 million. Financial covenant modified to 5.5x from 7.1x for first Lien leverage ratio. See Item 2 – Management's Discussion and Analysis section on Liquidity and Capital Resources in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 for additional details
(3) Represents outstanding principals of respective instruments

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1Q25 EARNINGS PRESENTATION

2025 FULL YEAR GUIDANCE MAINTAINED

Revenue	Adjusted Gross Margin (1)(2)	Adjusted EBITDA (1)(2)	Adjusted Net Income per common share (1)(2)
$1.05B - $1.15B	29% - 30%	$180M - $200M	$0.60 - $0.70
		Includes Adjusted G&A between $144M and $152M	Effective tax rate of 24% - 25%

$30M-$35M of Capital Expenditures

$115M-$130M of Free Cash Flow

(1) Guidance includes benefits related to the Inflation Reduction Act Section 45X Advanced Manufacturing Production Credit for torque tube and structural fastener manufacturing.

(2) A reconciliation of projected adjusted gross margin, adjusted EBITDA and adjusted net income per share, which are forward-looking measures that are not prepared in accordance with GAAP, to the most directly comparable GAAP financial measures, is not provided because we are unable to provide such reconciliation without unreasonable effort. The inability to provide a quantitative reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the components of the applicable GAAP measures and non-GAAP adjustments may be recognized. The GAAP measures may include the impact of such items as non-cash share-based compensation, revaluation of the fair-value of our contingent consideration, amortization of intangible assets and the tax effect of such items, in addition to other items we have historically excluded from adjusted EBITDA and adjusted net income per share. We expect to continue to exclude these items in future disclosures of these non-GAAP measures and may also exclude other similar items that may arise in the future (collectively, "non-GAAP adjustments"). The decisions and events that typically lead to the recognition of non-GAAP adjustments are inherently unpredictable as to if or when they may occur. As such, for our 2025 guidance, we have not included estimates for these items and are unable to address the probable significance of the unavailable information, which could be material to future results.

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ARRAY IS WELL-POSITIONED AS WE CONTINUE TO DELIVER RENEWABLE ENERGY SOLUTIONS

Delivering value to our shareholders, capturing demand growth momentum of the utility-scale solar industry

~30%	9.5%	~30%
Forecasted 2025 Volume Growth @ Midpoint	Forecasted 2025 Adj. EBITDA Growth @ Midpoint	of forecasted 2025 deliveries represented By OmniTrack
Market share recovery 20% Revenue growth @ Midpoint	8.5% FY 2025 Adjusted Net Income per share growth @Midpoint	New product innovation driving value for customers

1Q25 EARNINGS PRESENTATION

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18 1 Q 2 5 E A R N IN G S P R E S E N T A T IO N APPENDIX 1 Q 2 5 E A R N IN G S P R E S E N T A T IO N

19 1 Q 2 5 E A R N IN G S P R E S E N T A T IO N ADJUSTED GROSS PROFIT RECONCILIATION ($ in thousands) Three Months Ended March 31, 2025 2024 Revenue 302,363 153,403 Cost of revenue 225,935 98,313 Gross profit 76,428 55,090 Gross margin 25.3% 35.9 % Amortization of developed technology 3,639 3,639 Adjusted gross profit 80,067 58,729 Adjusted gross margin 26.5% 38.3%

20 1 Q 2 5 E A R N IN G S P R E S E N T A T IO N ADJUSTED EBITDA RECONCILIATION ($ in thousands) Three Months Ended March 31, 2025 2024 Net income $ 16,746 $ 2,165 Preferred dividends and accretion 14,443 13,502 Net income (loss) to common shareholders $ 2,303 $ (11,337) Other expense, net (3,342) (4,494) Foreign currency gain (loss), net (689) 499 Preferred dividends and accretion 14,443 13,502 Interest expense 8,035 8,940 Income tax expense (benefit) 6,534 1,304 Depreciation expense 1,043 883 Amortization of intangibles 4,889 9,254 Amortization of developed technology 3,639 3,639 Equity-based compensation 2,798 4,020 Change in fair value of contingent consideration (150) (735) Certain legal expenses(a) 1,083 730 Other costs(b) — 42 Adjusted EBITDA $ 40,586 $ 26,247 (a) Represents certain legal fees and other related costs associated with (i) actions filed against the company and certain officers and directors alleging violations of the Securities Act of 1933 and the Securities Exchange Act of 1934, which litigation was dismissed with prejudice by the Court on May 19, 2023 and subsequently appealed. The appeal has been fully briefed, argued, and the Company is awaiting a decision, and (ii) legal and success fees related to a regional tax dispute for a period prior to the acquisition of STI, and (iii) other litigation and legal matters. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business. (b) For the three months ended March 31, 2024, other costs represent costs related to Capped-Call treatment evaluation for prior year.

21 1 Q 2 5 E A R N IN G S P R E S E N T A T IO N ADJUSTED NET INCOME RECONCILIATION ($ in thousands) Three Months Ended March 31, 2025 2024 Net income $ 16,746 $ 2,165 Preferred dividends and accretion 14,443 13,502 Net income (loss) to common shareholders $ 2,303 $ (11,337) Amortization of Intangibles 4,889 9,254 Amortization of developed technology 3,639 3,639 Amortization of debt discount and issuance costs 1,393 1,552 Series A Pref stock accretion 7,241 6,665 Equity based compensation 2,798 4,020 Change in fair value of contingent consideration (150) (735) Certain legal expenses (a) 1,083 730 Other costs(b) — 42 Income tax expense of adjustments(c) (3,474) (4,852) Adjusted net income $ 19,722 $ 8,978 (a) Represents certain legal fees and other related costs associated with (i) actions filed against the company and certain officers and directors alleging violations of the Securities Act of 1933 and the Securities Exchange Act of 1934, which litigation was dismissed with prejudice by the Court on May 19, 2023 and subsequently appealed. The appeal has been fully briefed, argued, and the Company is awaiting a decision, and (ii) legal and success fees related to a regional tax dispute for a period prior to the acquisition of STI, and (iii) other litigation and legal matters. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business. (b) For the three months ended March 31, 2024, other costs represent costs related to Capped-Call treatment evaluation for prior year. (c) Represents the estimated tax impact of all Adjusted Net Income add-backs, excluding those which represent permanent differences between book versus tax.

22 1 Q 2 5 E A R N IN G S P R E S E N T A T IO N ADJUSTED EPS RECONCILIATION ($ in thousands) Income (loss) per common share Basic $ 0.02 $ (0.07) Diluted $ 0.02 $ (0.07) Weighted average number of common shares outstanding Basic 152,076 151,351 Diluted 152,783 151,351 Adjusted net income per common share Basic $ 0.13 $ 0.06 Diluted $ 0.13 $ 0.06 Weighted average number of common shares outstanding Basic 152,076 151,351 Diluted 152,783 152,243

23 1 Q 2 5 E A R N IN G S P R E S E N T A T IO N FREE CASH FLOW RECONCILIATION ($ in thousands) Three Months Ended March 31, 2025 2024 Net cash provided by (used in) operating activities (13,059) 47,502 Purchase of property, plant and equipment (2,352) (2,396) Free cash flow (15,411) 45,106